Exhibit 4.g
                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)
                                   SERIES A

                                                            September 30, 1997


   In connection with the delivery on the Delivery Date of the Aircraft and the amendment and restatement of the Trust Indenture and Security Agreement dated as of May 1, 1997 related thereto, the Certificate shall be deemed amended as follows:

         1. References to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed to be references to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         2.    The Maturity shall be January 15, 2017.

         3. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         4. The phrase "limited in aggregate initial principal amount to $61,019,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         5. References to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed references to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         6. The table set forth in the sixth paragraph of the Certificates shall be deemed to read as follows:

                                             Aggregate
                                             Principal
  Series              Maturity                 Amount           Interest Rate
  ------          ----------------          -----------         -------------
     A            January 15, 2017          $34,220,000             7.50%
     B            January 15, 2017          $12,811,000             7.52%
     C            January 15, 2014          $11,455,000             7.65%

         7. The phrase "but subject to Section 6.02(c) of the Indenture" shall be added to the end of each of clauses (ii) and (viii) of the 11th paragraph of the Certificate.

         8. Clauses (vi) and (vii) of the 11th paragraph of the Certificate shall be deemed deleted. Accordingly, references to such clauses in the 12th paragraph of the Certificate shall be deemed deleted.

         9.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         10. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Indenture.

         11. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         12. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                 STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                          By: _______________________________
                                              Name:  Paul D. Allen
                                              Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997               FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity
                                        but as Indenture Trustee, Pass Through
                                        Trustee and Subordination Agent

                                        By: _______________________________
                                            Name:  Greg A. Hawley
                                            Title: Vice President



                                  Schedule I

[See Schedule I to the Trust Indenture and Security Agreement - Exhibit 4.b.1]


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)
                                   SERIES B

                                                            September 30, 1997

     In connection with the delivery on the Delivery Date of the Aircraft and the amendment and restatement of the Trust Indenture and Security Agreement dated as of May 1, 1997 related thereto, the Certificate shall be deemed amended as follows:

         1. References to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed to be references to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         2.    The Maturity shall be January 15, 2017.

         3. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         4. The phrase "limited in aggregate initial principal amount to $61,019,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         5. References to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed references to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         6. The table set forth in the sixth paragraph of the Certificates shall be deemed to read as follows:

                                            Aggregate
                                            Principal
  Series            Maturity                  Amount            Interest Rate
  ------        ----------------           -----------          -------------
     A          January 15, 2017           $34,220,000             7.50%
     B          January 15, 2017           $12,811,000             7.52%
     C          January 15, 2014           $11,455,000             7.65%

         7. The phrase "but subject to Section 6.02(c) of the Indenture" shall be added to the end of each of clauses (ii) and (viii) of the 11th paragraph of the Certificate.

         8. Clauses (vi) and (vii) of the 11th paragraph of the Certificate shall be deemed deleted. Accordingly, references to such clauses in the 12th paragraph of the Certificate shall be deemed deleted.

         9.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         10. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Indenture.

         11. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         12. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                  STATE STREET BANK AND TRUST
                                           COMPANY OF CONNECTICUT,
                                           NATIONAL ASSOCIATION,
                                           not in its individual capacity,
                                           but solely as Owner Trustee


                                           By: _______________________________
                                               Name:  Paul D. Allen
                                               Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997                  FIRST SECURITY BANK,
                                           NATIONAL ASSOCIATION,
                                           not in its individual capacity
                                           but as Indenture Trustee, Pass
                                           Through Trustee and
                                           Subordination Agent


                                           By: _______________________________
                                               Name:  Greg A. Hawley
                                               Title: Vice President


                                  Schedule I

[See Schedule I to the Trust Indenture and Security Agreement - Exhibit 4.b.1]


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)
                                   SERIES C

                                                            September 30, 1997


   In connection with the delivery on the Delivery Date of the Aircraft and the amendment and restatement of the Trust Indenture and Security Agreement dated as of May 1, 1997 related thereto, the Certificate shall be deemed amended as follows:

         1. References to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed to be references to the Trust Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         2. The face amount of the Certificate and the debt obligation by the Owner Trustee thereunder shall be $11,455,000 (Eleven Million, Four Hundred and Fifty-Five Thousand Dollars), and the Maturity shall be January 15, 2014.

         3. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         4. The phrase "limited in aggregate initial principal amount to $61,019,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         5. References to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 shall be deemed references to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, as amended and restated as of September 1, 1997.

         6. The table set forth in the sixth paragraph of the Certificates shall be deemed to read as follows:

                                       Aggregate
                                       Principal
  Series            Maturity            Amount         Interest Rate
  ------        ----------------      -----------      -------------
     A          January 15, 2017      $34,220,000          7.50%
     B          January 15, 2017      $12,811,000          7.52%
     C          January 15, 2014      $11,455,000          7.65%

         7. The phrase "but subject to Section 6.02(c) of the Indenture" shall be added to the end of each of clauses (ii) and (viii) of the 11th paragraph of the Certificate.

         8. Clauses (vi) and (vii) of the 11th paragraph of the Certificate shall be deemed deleted. Accordingly, references to such clauses in the 12th paragraph of the Certificate shall be deemed deleted.

         9.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         10. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Indenture.

         11. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         12. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                 STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                          By: _______________________________
                                              Name:  Paul D. Allen
                                              Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997                 FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but as Indenture Trustee,
                                          Pass Through Trustee and
                                          Subordination Agent


                                          By: _______________________________
                                              Name:  Greg A. Hawley
                                              Title: Vice President


                                  Schedule I

[See Schedule I to the Trust Indenture and Security Agreement - Exhibit 4.b.1]